Exhibit 10.1

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT, dated as of December 16, 2019 (this “Agreement”), is entered into by and among Tallgrass Energy, LP (the “Partnership”) and the shareholders of the Partnership named on Schedule A hereto (each such shareholder, a “Sponsor” and collectively, the “Sponsors”).

RECITALS

WHEREAS, concurrently herewith, Prairie Private Acquiror LP, a Delaware limited partnership (“Buyer”), Prairie Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Buyer, the Partnership and Tallgrass Energy GP, LLC, a Delaware limited liability company (the “Partnership GP”), are entering into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) Buyer will be merged with and into the Partnership, with the Partnership as the sole surviving entity (the “Merger”);

WHEREAS, as of the date hereof, each of the Sponsors is the Record Holder and beneficial owner in the aggregate of, and has the right to vote and dispose of, the number of Class A Shares and Class B Shares representing limited partner interests in the Partnership (“Shares”) set forth opposite its name on Schedule A hereto (the “Sponsor Shares”);

WHEREAS, as a condition and inducement to the Partnership’s and the Partnership GP’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, the Sponsors are entering into this Agreement; and

WHEREAS, the Sponsors acknowledge that the Partnership and the Partnership GP are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Sponsors set forth in this Agreement and would not enter into the Merger Agreement if each of the Sponsors did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Sponsors hereby agree as follows:

1. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

“Alternative Proposal” means any inquiry, proposal or offer from any Person or “group” (as defined in Section 13(d) of the Exchange Act), other than the Buyer Parties, relating to any (a) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Partnership Entities (including securities of Subsidiaries of the Partnership) equal to twenty-five percent (25%) or more of the Partnership’s consolidated assets or to which twenty-five percent (25%) or more of the Partnership’s revenues or earnings on a consolidated basis are attributable, (b) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 of the Exchange Act) of twenty-five percent (25%) or more of any outstanding class of equity securities of the Partnership, (c) tender offer or exchange offer that if consummated would result in any Person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning twenty-five percent (25%) or more of any outstanding class of equity securities of the Partnership or (d) merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Partnership which is structured to permit any Person or “group” (as defined in Section 13(d) of the Exchange Act) to acquire beneficial ownership of at least twenty-five percent (25%) of the Partnership’s consolidated assets or outstanding equity interests; in each case, other than the transactions contemplated by the Merger Agreement.

“Covered Shareholder” means each of the Sponsors, and each such other Person as may later become party to this Agreement as a result of becoming a Record Holder or beneficial owner of Covered Shares pursuant to Section 6(a), or otherwise.

“Covered Shares” means the Sponsor Shares of which each Sponsor is the Record Holder or beneficial owner as of the date hereof, together with any Shares of which any Sponsor becomes the Record Holder or beneficial owner on or after the date hereof (or any Shares with respect to which any Person as may later become party to this Agreement pursuant to Section 6(a), if applicable, becomes the Record Holder or beneficial owner on or after the date hereof).

“Proxy Designee” means a Person designated by the Conflicts Committee by written notice to each of the parties hereto, which notice may simultaneously revoke the designation of any other Person as a Proxy Designee.

“Record Holder” has the meaning ascribed thereto in the Partnership Agreement.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

2. Agreement to Vote Covered Shares. Prior to the Termination Date (as defined herein), each Covered Shareholder, severally and not jointly, irrevocably and unconditionally agrees that it shall at any meeting of the limited partners of the Partnership (whether annual or special and whether or not an adjourned or postponed meeting), however called and in connection with the Merger, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for purpose of establishing a quorum and vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Covered Shares (in all manners and by each applicable class) (i) in favor of the Merger, the adoption of the Merger Agreement and any other matter necessary or desirable for the consummation of the transactions contemplated by the Merger Agreement, including the Merger and (ii) against (A) any Alternative Proposal and (B) any other action that could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the Merger

Agreement or any of the transactions contemplated thereby, including the Merger, or the matters contemplated by this Agreement. For the avoidance of doubt, no Covered Shareholder (in its capacity as a shareholder) shall be under any obligation whatsoever to require or request that the limited partners of the Partnership vote on, consent to or otherwise approve or reject any matter or issues; notwithstanding the foregoing, if any Covered Shareholder is the beneficial owner, but not the Record Holder, of any Covered Shares, such beneficial owner agrees to take all actions necessary to cause the Record Holder and any nominees to vote (or execute a consent with respect to) all of such Covered Shares in accordance with this Section 2.

3. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) FROM AND AFTER THE DATE HEREOF UNTIL THE TERMINATION DATE, EACH COVERED SHAREHOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY GRANTS TO, AND APPOINTS, CHRISTOPHER R. JONES, AND ANY OTHER PROXY DESIGNEE, EACH OF THEM INDIVIDUALLY, SUCH COVERED SHAREHOLDER’S, AS APPLICABLE, PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE COVERED SHARES SOLELY IN ACCORDANCE WITH SECTION 2. THIS PROXY IS IRREVOCABLE (UNTIL THE TERMINATION DATE AND EXCEPT AS TO ANY PROXY DESIGNEE WHOSE DESIGNATION AS A PROXY DESIGNEE IS REVOKED BY THE CONFLICTS COMMITTEE) AND COUPLED WITH AN INTEREST AND EACH COVERED SHAREHOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY OTHER PROXY PREVIOUSLY GRANTED BY SUCH COVERED SHAREHOLDER, AS APPLICABLE, WITH RESPECT TO THE COVERED SHARES (AND EACH COVERED SHAREHOLDER HEREBY REPRESENTS TO THE PARTNERSHIP THAT ANY SUCH OTHER PROXY IS REVOCABLE).

(b) The proxy granted in this Section 3 shall automatically expire upon the termination of this Agreement.

4. Termination. This Agreement shall terminate upon the earliest of the Effective Time, the termination of the Merger Agreement in accordance with its terms and the mutual written agreement of the parties hereto to terminate this Agreement (such earliest date being referred to herein as the “Termination Date”); provided that the provisions set forth in Sections 12 to 21 shall survive the termination of this Agreement; provided further that any Liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement. Upon termination of this Agreement, none of the Covered Shareholders shall have any further obligations or liabilities hereunder.

5. Representations and Warranties of the Sponsors. Each Covered Shareholder, severally (but not jointly) and making representations only as to itself, hereby represents and warrants to the Partnership as follows:

(a) Such party is the Record Holder and beneficial owner of, and has good and valid title to, its respective Covered Shares, free and clear of Liens other than as created by this Agreement, the Merger Agreement, arising under generally applicable securities Laws, or, in the case of Prairie ECI Acquiror LP, Prairie VCOC Acquiror LP and Prairie Non-ECI Acquiror LP, Liens arising under that certain Credit Agreement (the “Holdco Credit Agreement”), dated March 11, 2019, by and among Prairie ECI Acquiror LP, Prairie VCOC Acquiror LP and Prairie Non-ECI Acquiror LP, as borrowers, Prairie GP Acquiror LLC, as subsidiary guarantor, Prairie ECI Acquiror Holdco LP, Prairie VCOC Acquiror Holdco LP and Prairie Non-ECI Acquiror Holdco LP, as parent guarantors, BIP Holdings Manager L.L.C., as parent pledgor, Credit Suisse AG, as administrative agent and collateral agent, and the lenders from time to time party thereto. Except as set forth in the Holdco Credit Agreement and that certain Equityholders Agreement (the “Equityholders Agreement”), dated as of March 11, 2019, by and among Jasmine Ventures Pte. Ltd., BIP Aggregator Q L.P., Blackstone Infrastructure Partners – V L.P., Blackstone Infrastructure Associates L.P., Enagas Holding USA, S.L.U., Enagas U.S.A. LLC, BIP Holdings Manager L.L.C., BIP Prairie E L.P., BIP Prairie E Manager L.L.C., Prairie Non-ECI Aggregator LP, Prairie Non-ECI Acquiror Holdco LP, Prairie Non-ECI Acquiror LP, Prairie ECI Aggregator LP, Prairie ECI Acquiror Holdco LP, Prairie ECI Acquiror LP, Prairie VCOC Aggregator LP, Prairie VCOC Acquiror Holdco LP, Prairie VCOC Acquiror LP, Prairie Secondary Acquiror LP, and Prairie GP Acquiror LLC, such party has full and unencumbered voting power, power of disposition, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Shares. As of the date hereof, other than the Sponsor Shares, such party is not the Record Holder and does not own beneficially any Shares or voting securities of the Partnership, securities of the Partnership convertible into or exchangeable for Shares or voting securities of the Partnership or options or other rights to acquire from the Partnership any Shares, voting securities or securities convertible into or exchangeable for Shares or voting securities of the Partnership. Except as set forth in the Holdco Credit Agreement and the Equityholders Agreement, the Covered Shares are not subject to any voting trust agreement or other contract to which such party is a party restricting or otherwise relating to the voting, or relating to the Transfer, of the Covered Shares. Such party has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Covered Shares, except as contemplated by this Agreement.

(b) Such party is duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by such party, the performance by such party of its obligations hereunder and the consummation by such party of the transactions contemplated hereby have been duly and validly authorized by such party and no other actions or Proceedings on the part of such party are necessary to authorize the execution and delivery by such party of this Agreement, the performance by such party of its obligations hereunder or the consummation by such party of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such party and, assuming due authorization, execution and delivery by the Partnership, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a Proceeding in equity or at law).

(c) Except for the applicable requirements of the Exchange Act, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such party for the execution, delivery and performance of this Agreement by such party or the consummation by such party of the transactions contemplated hereby and neither the execution, delivery or performance of this Agreement by such party nor the consummation by such party of the transactions contemplated hereby nor compliance by such party with any of the provisions hereof shall conflict with or violate any provision of the organizational documents of such party, result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of such party pursuant to, any contract to which such party is a party or by which such party or any property or asset of such party is bound or affected or violate any order, writ, injunction, decree, statute, rule or regulation applicable to such party or any of such party’s properties or assets except, in the case of clause (B) or (C), for breaches, violations or defaults that would not, individually or in the aggregate, impair the ability of such party to perform its obligations hereunder.

(d) As of the date of this Agreement, there is no action, suit, investigation, complaint or other Proceeding pending against such party or, to the actual knowledge of such party, any other Person or, to the actual knowledge of such party, threatened against such party or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the Partnership of their rights under this Agreement or the performance by any party of its obligations under this Agreement.

(e) Such party understands and acknowledges that the Partnership is entering into the Merger Agreement in reliance upon such party’s execution and delivery of this Agreement and the representations and warranties of such party contained herein.

6. Certain Covenants of the Sponsors. Each Covered Shareholder, severally (but not jointly) hereby covenants and agrees, in each case, only on its own behalf as follows, in each case except as otherwise approved in writing by the Conflicts Committee:

(a) Prior to the Termination Date, and except as contemplated hereby, such party shall not Transfer, or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of law), grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or knowingly take any action that would make any representation or warranty of such party contained herein untrue or incorrect or have the effect of preventing or disabling such party from performing its obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, such party may Transfer any or all of the Covered Shares, in accordance with applicable Law, to each other or any Affiliate of a Sponsor; provided that prior to and as a condition to the effectiveness of such Transfer, each Person to whom any of such Covered Shares or any interest in any of such Covered Shares is or may be Transferred shall have executed and delivered to the Partnership a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement as if such Person were a party with the obligations of a Covered Shareholder. Any Transfer in violation of this provision shall be void.

(b) Prior to the Termination Date, in the event that such party becomes the Record Holder or acquires beneficial ownership of, or the power to vote or direct the voting of,

any additional Shares or other voting interests with respect to the Partnership, such Covered Shareholder, will promptly notify the Partnership of such Shares or voting interests, such Shares or voting interests shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, and the number of Shares held by such party set forth on Schedule A hereto will be deemed amended accordingly and such Shares or voting interests shall automatically become subject to the terms of this Agreement.

(c) Prior to the Termination Date, such party shall not, and shall direct its Representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage (including by providing information) or facilitate any inquiries, proposals or offers with respect to, or the making or completion of, an Alternative Proposal, (ii) engage or participate in any negotiations concerning, or provide or cause to be provided any non-public information or data relating to the Partnership or any of its Subsidiaries in connection with, or have any discussions with any Person relating to, an actual or proposed Alternative Proposal, or otherwise knowingly encourage or facilitate any effort or attempt to make or implement an Alternative Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Alternative Proposal, (iv) approve, endorse or recommend, or propose to approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Alternative Proposal, (v) amend, terminate, waive or fail to enforce, or grant any consent under, any confidentiality, standstill or similar agreement, or (vi) resolve to propose or agree to do any of the foregoing. Each Covered Shareholder agrees that it shall, and shall cause each of its Representatives to, immediately cease any existing solicitations, discussions or negotiations with any Person (other than the parties hereto) that has made or indicated an intention to make an Alternative Proposal. If, prior to the Termination Date, a Covered Shareholder receives a proposal with respect to the sale of Covered Shares in connection with an Alternative Proposal, then such Covered Shareholder shall promptly (and in any event within 48 hours) advise the Partnership Parties orally and in writing of (i) any Alternative Proposal or indication or inquiry with respect to or that would reasonably be expected to lead to any Alternative Proposal, (ii) any request for non-public information relating to the Partnership or its Subsidiaries, other than requests for information in the ordinary course of business and consistent with past practice and not reasonably expected to be related to an Alternative Proposal, and (iii) any inquiry or request for discussion or negotiation concerning an Alternative Proposal.

7. Transfer Agent. Each Covered Shareholder hereby authorizes the Partnership or its counsel to notify the Partnership’s transfer agent that there is a stop transfer order with respect to all Covered Shares (and that this Agreement places limits on the voting and Transfer of such Covered Shares); provided, however, the Partnership or its counsel will further notify the Partnership’s transfer agent to lift and vacate the stop transfer order with respect to the Covered Shares on the Termination Date.

8. Shareholder Capacity. This Agreement is being entered into by each Covered Shareholder solely in its capacity as a holder of Shares, and nothing in this Agreement shall restrict or limit the ability of such Covered Shareholder, or any of its respective Affiliates or any employee thereof who is a director of Partnership GP to take any action in his or her capacity as a director of Partnership GP to the extent specifically permitted by the Merger Agreement.

9. Disclosure. Each Covered Shareholder hereby authorizes the Partnership to publish and disclose, solely to the extent required by Law, in any announcement or disclosure required by the SEC and in the Partnership Proxy Statement such party’s identity and ownership of the Covered Shares and the nature of such party’s obligations under this Agreement; provided, however, that no such disclosure shall be made by the Partnership without providing each applicable Sponsor with a reasonable opportunity to review and comment thereon, which comments the Partnership will consider in good faith.

10. Non-Survival of Representations and Warranties. The representations, warranties and agreements of each Covered Shareholder in this Agreement (including, for the avoidance of doubt, any schedule, instrument or other document delivered pursuant to this Agreement) shall terminate upon the Termination Date or the closing of the transactions contemplated hereby and by the Merger Agreement.

11. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party hereto and otherwise as expressly set forth herein.

12. Waiver. No failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver constitute a continuing waiver, except to the extent provided for in such waiver, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing, identified as a waiver and signed on behalf of such party.

13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by email transmission during normal business hours, or mailed by a nationally recognized overnight courier requiring acknowledgement of receipt of delivery or mailed by U.S. registered or certified mail, postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

(i)	If to the Sponsors (or any other Covered Shareholder):

Blackstone Infrastructure Advisors L.L.C.

345 Park Avenue

New York, NY 10154

Attention: Tia Breakley

Email: breakley@blackstone.com

with copies (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, TX 77002

Attention: Keith Fullenweider; Alan Beck; Lande Spottswood

E-mail: kfullenweider@velaw.com; abeck@velaw.com;

lspottswood@velaw.com

and

Jasmine Ventures Pte. Ltd.

168 Robinson Road

#37-01 Capital Tower

Singapore, 068912

Attention: Ankur Meattle; Ashok Samuel

with copies (which shall not constitute notice) to:

GIC Special Investments Pte. Ltd.

280 Park Avenue

New York, NY 10017

Attention: Alex Greenbaum; Yoni Gontownik

Email: alexgreenbaum@gic.com.sg; yonigontownik@gic.com.sg

with copies (which shall not constitute notice) to:

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

Attention: Asi Kirmayer

Email: akirmayer@sidley.com

and

Enagás, S.A.

Paseo de los Olmos 19

28005 Madrid

Attention: Borja García-Alarcón Altamirano

Email: bgarciaalarcon@enagas.es

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700 Houston, Texas 77002

Attention: Jeff Munoz; Bill Finnegan; Javier Marti-Fluxa

Emails: jeff.munoz@lw.com; bill.finnegan@lw.com; javier.marti-fluxa@lw.com

(ii)	If to the Partnership:

Tallgrass Energy, LP

4200 W. 115th Street, Suite 350

Leawood, KS 66211

Attn: Conflicts Committee Chair

Facsimile No.: (913) 928-6011

with copies (which shall not constitute notice) to:

Bracewell LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002

Attention: Troy L. Harder; Gary W. Orloff

E-mail: troy.harder@bracewell.com; gary.orloff@bracewell.com

14. Entire Agreement; No Third-Party Beneficiaries. This Agreement (a) constitutes the entire agreement and understanding, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) shall not confer upon any Person other than the parties hereto any rights (including third-party beneficiary rights or otherwise) or remedies hereunder. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

15. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the Law that might otherwise govern under applicable principles of conflicts of Law thereof. Each of the parties hereto irrevocably agrees that any legal action or Proceeding with respect to this Agreement, and the rights and obligations arising hereunder, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Delaware Courts”). Each of the parties hereto consents to service of process being made upon it through the notice procedures set forth in Section 13, irrevocably submits with regard to any such action or Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts. Each of the parties hereto irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or Proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 15, any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and to the fullest extent permitted by the applicable Law, any claim that the suit, action or Proceeding in such court is brought in an inconvenient forum, the venue of such suit, action or Proceeding is improper or this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereto expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Law of the State of Delaware and of the United States of America; provided, however, that each such party’s consent to jurisdiction and service contained in this Section 15 is solely for the purposes referred to in this Section 15 and shall not be deemed to be a general submission to such courts or in the State of Delaware other than for such purpose.

16. Waiver of Jury Trial. EACH PARTY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

17. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except that the Partnership may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned Subsidiary of the Partnership, and each of the Sponsors may Transfer any or all of the Covered Shares in accordance with Section 6(a); provided further that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 17 shall be null and void.

18. Enforcement. The parties hereto each agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 18, in the Delaware Courts, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that either party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity (it being understood that nothing in this sentence shall prohibit the parties hereto from raising other defenses to a claim for specific performance or other equitable relief under this Agreement). Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 18, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

19. Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

20. Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

21. Conflicts Committee. In addition to any other approvals required by the parties under this Agreement, whenever a determination, decision, action, approval, consent, waiver or agreement of the Partnership is required or may be given pursuant to this Agreement, such determination, decision, action, approval, consent, waiver or agreement must be authorized by the Conflicts Committee and, unless otherwise required by the Partnership Agreement or applicable Law, such action shall not require approval of the holders of Class A Shares.

[Signature pages follow]

IN WITNESS WHEREOF, the Partnership and the Sponsors have caused to be executed or executed this Agreement as of the date first written above.

SPONSORS

PRAIRIE NON-ECI ACQUIROR LP
By: BIP Holdings Manager L.L.C., its general partner

By:	/s/Wallace C. Henderson
Name:	Wallace C. Henderson
Title:	Senior Managing Director

PRAIRIE ECI ACQUIROR LP
By: BIP Holdings Manager L.L.C., its general partner

By:	/s/Wallace C. Henderson
Name:	Wallace C. Henderson
Title:	Senior Managing Director

PRAIRIE VCOC ACQUIROR LP
By: BIP Holdings Manager L.L.C., its general partner

By:	/s/Wallace C. Henderson
Name:	Wallace C. Henderson
Title:	Senior Managing Director

PRAIRIE SECONDARY ACQUIROR LP
By: BIP Holdings Manager L.L.C., its general partner

By:	/s/Wallace C. Henderson
Name:	Wallace C. Henderson
Title:	Senior Managing Director

Signature Page to Support Agreement

PRAIRIE SECONDARY ACQUIROR E LP
By: BIP Holdings Manager L.L.C., its general partner

By:	/s/Wallace C. Henderson
Name:	Wallace C. Henderson
Title:	Senior Managing Director

Signature Page to Support Agreement

PARTNERSHIP
TALLGRASS ENERGY, LP
By: Tallgrass Energy GP, LLC, its general partner

By:	/s/William R. Moler
Name:	William R. Moler
Title:	Chief Executive Officer

Signature Page to Support Agreement

SCHEDULE A

Sponsor	Class A Shares	Class B Shares
Prairie Non-ECI Acquiror LP	21,751,018	—
Prairie ECI Acquiror LP	—	92,778,793
Prairie VCOC Acquiror LP	—	7,876,328
Prairie Secondary Acquiror LP	773,510	—
Prairie Secondary Acquiror E LP	1,127,935	—

A-1